Exhibit 10.25

ABOVE FOOD CORP.
STOCK OPTION PLAN

Article 1
DEFINITIONS AND INTERPRETATION

1.1            Definitions

For the purposes of this Plan, the following terms have the following meanings:

1.1.1	“Applicable Laws” means, at any time, with respect to any Person, property, transaction or event, all applicable laws, statutes, regulations, treaties, judgments and decrees and (whether or not having the force of law) all applicable official directives, rules, consents, approvals, by-laws, permits, authorizations and orders of any Governmental Authority having authority over that Person, property, transaction or event.

1.1.2	“Blackout Period” means the period during which designated Persons cannot trade Shares pursuant to the Corporation’s policy, if any, respecting restrictions on trading which is in effect at that time.

1.1.3	“Board” means the board of directors of the Corporation.

1.1.4	“Business Day” means any day excluding a Saturday, Sunday or statutory holiday in the Province of Saskatchewan.

1.1.5	“Change of Control Transaction” means:

1.1.5.1	the acquisition of a sufficient number of voting securities in the capital of the Corporation so that the acquiror, together with Persons acting jointly or in concert with the acquiror, becomes entitled, directly or indirectly, to exercise more than 50% of the voting rights attaching to the outstanding voting securities in the capital of the Corporation (provided that, prior to the acquisition, the acquiror was not entitled to exercise more than 50% of the voting rights attaching to the outstanding voting securities in the capital of the Corporation);

1.1.5.2	the completion of a consolidation, merger, arrangement or amalgamation of the Corporation with or into any other entity whereby the voting securityholders of the Corporation immediately prior to the consolidation, merger, arrangement or amalgamation receive less than 50% of the voting rights attaching to the outstanding voting securities of the consolidated, merged, arranged or amalgamated entity; or

1.1.5.3	the completion of a sale whereby all or substantially all of the Corporation’s undertakings and assets become the property of any other entity and the voting securityholders of the Corporation immediately prior to the sale hold less than 50% of the voting rights attaching to the outstanding voting securities of that other entity immediately following that sale.

Option Agreement	Page 2 of 22

1.1.6	“Code” means the United States Internal Revenue Code of 1986, as amended.

1.1.7	“Consultant” means a natural Person, other than an Employee or Executive of the Corporation or of a Related Entity of the Corporation, that:

1.1.7.1	is engaged to provide bona fide services to the Corporation or to a Related Entity, other than services provided in relation to a distribution or in connection with the offer or sale of securities in a capital-raising transaction, and does not directly or indirectly promote or maintain a market for the Corporation’s securities,

1.1.7.2	provides the services under a written contract with the Corporation or a Related Entity of the Corporation, and

1.1.7.3	spends or will spend a significant amount of time and attention on the affairs and business of the Corporation or a Related Entity of the Corporation.

1.1.8	“Corporation” means Above Food Corp.

1.1.9	“Disability” means a physical or mental incapacity or disability that prevents the Eligible Person from performing the essential duties of the Eligible Person’s employment or service with the Corporation or any Subsidiary, and that cannot be accommodated under applicable human rights laws without imposing undue hardship on the Corporation or the Subsidiary employing or engaging the Eligible Person, as determined by the Board for the purposes of this Plan.

1.1.10	“Early Expiry Date” is defined in Section 4.10.1.3.

1.1.11	“Eligible Person” means any Employee, Executive or Consultant.

1.1.12	“Employee” means:

1.1.12.1	an individual who is considered an employee of the Corporation or any Subsidiary under the Income Tax Act (Canada) (and for whom income tax, employment insurance and Canada Pension Plan deductions must be made at source);

1.1.12.2	an individual who works full-time for the Corporation or any Subsidiary providing services normally provided by an employee and who is subject to the same control and direction by the Corporation or the relevant Subsidiary over the details and methods of work as an employee of the Corporation or the relevant Subsidiary, but for whom income tax deductions are not made at source; or

1.1.12.3	an individual who works for the Corporation or any Subsidiary on a continuing and regular basis for at least 20 hours per week providing services normally provided by an employee and who is subject to the same control and direction by the Corporation or the relevant Subsidiary over the details and methods of work as an employee of the Corporation or the relevant Subsidiary, but for whom income tax deductions are not made at source.

Option Agreement	Page 3 of 22

1.1.13	“Exchange” means the stock exchange upon which the Corporation’s Shares principally trade.

1.1.14	“Executive” means an individual who is a director or officer of the Corporation or a Subsidiary.

1.1.15	“Governmental Authority” means:

1.1.15.1	any federal, provincial, state, local, municipal, regional, territorial, aboriginal or other government, any governmental or public department, branch or ministry, or any court, domestic or foreign, including any district, agency, commission, board, arbitration panel or authority and any subdivision of any of them exercising or entitled to exercise any administrative, executive, judicial, ministerial, prerogative, legislative, regulatory, or taxing authority or power of any nature; and

1.1.15.2	any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of them, and any subdivision of any of them.

1.1.16	“Grant Date” means, for any Option, the date on which that Option is granted.

1.1.17	“Insider” means “Insider” as defined in the Securities Act.

1.1.18	“Investor Relations Participant” means a Consultant that performs Investor Relations Activities or an Employee or director whose roles and duties primarily consist of Investor Relations Activities.

1.1.19	“Option” means an option to purchase Shares granted to an Eligible Person under the terms of this Plan.

1.1.20	“Option Agreement” means an option agreement substantially in the form attached as Exhibit “A” to this Plan.

1.1.21	“Option Exercise Price” is defined in Section 4.3.

1.1.22	“Option Expiry Date” is defined in Section 4.4.

1.1.23	“Participant” means an Eligible Person to whom an Option has been granted.

Option Agreement	Page 4 of 22

1.1.24	“Person” will be broadly interpreted and includes:

1.1.24.1	a natural person, whether acting in their own capacity, or in their capacity as executor, administrator, estate trustee, trustee or personal or legal representative, and the heirs, executors, administrators, estate trustees, trustees or other personal or legal representatives of a natural person;

1.1.24.2	a corporation or a company of any kind, a partnership of any kind, a sole proprietorship, a trust, a joint venture, an association, an unincorporated association, an unincorporated syndicate, an unincorporated organization or any other association, organization or entity of any kind; and

1.1.24.3	a Governmental Authority.

1.1.25	“Plan” means this stock option plan of the Corporation.

1.1.26	“Related Entity” means a Person that controls or is controlled by the Corporation or that is controlled by the same Person that controls the Corporation, if any;

1.1.27	“Related Person” means: (i) a director or executive officer of the Corporation or of a Related Entity of the Corporation; (ii) an associate of a director of executive officer of the Corporation or of a Related Entity of the Corporation; or (iii) a permitted assign of a director of executive officer of the Corporation or of a Related Entity of the Corporation.

1.1.28	“Remittance Amount” is defined in Section 4.9.1.1.

1.1.29	“Restricted Person” is defined in Section 2.3.5.2.

1.1.30	“Retirement” means retirement from active employment or service with the Corporation or a Subsidiary:

1.1.30.1	at or after age 65; or

1.1.30.2	with the consent of any officer of the Corporation as may be designated for the purposes of this Plan by the Board, at or after any earlier age and on the completion of any number of years of service as the Board may specify.

1.1.31	“Section 409A” means section 409A of the Code and applicable guidance issued thereunder.

1.1.32	“Securities Act” means the Securities Act (Saskatchewan), as from time to time amended.

1.1.33	“Security Based Compensation Arrangements” means any incentive plan or compensation mechanism of the Corporation (other than this Plan) that involves the issuance or potential issuance of the securities of the Corporation, which for greater certainty, includes the Corporation’s restricted share unit plan and performance share unit plan.

1.1.34	“Shares” means common shares in the capital of the Corporation.

Option Agreement	Page 5 of 22

1.1.35	“Subsidiary” means a body corporate that is controlled by the Corporation and, for the purposes of this definition, a body corporate will be deemed to be controlled by the Corporation if the Corporation, directly or indirectly, has the power to direct the management and policies of the body corporate by virtue of ownership of, or direction over, voting securities in the body corporate.

1.1.36	“Termination Date” means:

1.1.36.1	in the case of a Participant who dies, the date of death; and

1.1.36.2	in all other cases, the date designated by the Corporation or a Subsidiary, in written notice to a Participant, as the day on which that Participant’s employment with or provision of services to the Corporation or the Subsidiary (as the case may be) ceases for any reason whatsoever (whether or not that cessation of employment or service is lawful, but provided that, in the case of a voluntary resignation or voluntary termination by that Participant, the Termination Date may not be earlier than the date notice of that voluntary resignation or termination was first given by that Participant); and “Termination Date” specifically does not mean the date on which any period of notice, which the Corporation or that Subsidiary may be required to provide to (or that may be claimed by) that Participant, expires. For greater clarity, the Termination Date will be determined without regard to any applicable notice of termination, severance or termination pay, compensation or indemnity in lieu of notice, wrongful or constructive dismissal damages, damages for the failure to provide reasonable notice, period of salary continuation or of deemed employment or of deemed service, or any claim whatsoever by the Participant to any of the foregoing (whether express or implied and whether arising under contract or statute or otherwise at law in any manner).

1.1.37	“United States” means the United States of America, its territories and possessions, any state of the United States and the District of Columbia.

1.1.38	“U.S. Participant” shall mean any Participant who is a “U.S. person” (as defined in Rule 902(k) of Regulation S under the U.S. Securities Act) or who is holding or exercising Options in the United States.

1.1.39	“U.S. Securities Act” means the United States Securities Act of 1933, as amended and the rules and regulations promulgated thereunder.

1.1.40	“U.S. Taxpayer” means a Participant who is a citizen of the United States or a permanent resident of the United States, in each case as defined in section 7701(a)(30) and section 7701(b)(1) of the Code, and such other Participants to the extent their Options awarded under the Plan are subject to United States federal income tax under the Code.

Option Agreement	Page 6 of 22

1.2            Certain Rules of Interpretation

1.2.1	In this Plan, words signifying the singular number include the plural and vice versa, and words signifying gender include all genders. Every use of the words “including” or “includes” in this Plan is to be construed as meaning “including, without limitation” or “includes, without limitation”, respectively.

1.2.2	The division of this Plan into Articles and Sections and the insertion of headings are for convenience of reference only and do not affect the construction or interpretation of this Plan.

1.2.3	References in this Plan to an Article, Section or Exhibit are to be construed as references to an Article, Section or Exhibit of or to this Plan unless otherwise specified.

1.2.4	Unless otherwise specified in this Plan, time periods within which or following which any calculation or payment is to be made, or action is to be taken, will be calculated by excluding the day on which the period begins and including the day on which the period ends. If the last day of a time period is not a Business Day, the time period will end on the next Business Day. Unless otherwise determined by the Board, if an Option would, under the terms of this Plan or the Option Agreement, otherwise expire or terminate on a day that is not a Business Day, the Option will expire or terminate on the next Business Day.

1.2.5	Unless otherwise specified, any reference in this Plan to any statute, rule or policy includes all regulations and subordinate legislation made under or in connection with that statute at any time, and is to be construed as a reference to that statute, rule or policy as amended, modified, restated, supplemented, extended, re-enacted, replaced or superseded at any time.

1.3            Governing Law

This Plan and each Option Agreement is governed by, and is to be construed and interpreted in accordance with, the laws of the Province of Saskatchewan and the laws of Canada applicable in that Province without giving effect to the conflicts of laws principles thereof and without reference to the laws of any other jurisdiction. The Corporation and each Participant hereby attorn to the jurisdiction of the Courts of Saskatchewan.

Article 2
ESTABLISHMENT OF PLAN

2.1            Purpose

2.1.1	The Corporation establishes this Plan to govern the grant, administration and exercise of Options which may be granted to Eligible Persons.

2.1.2	The principal purposes of this Plan are to provide the Corporation with the advantages of the incentive inherent in equity ownership on the part of Eligible Persons who are responsible for the continued success of the Corporation; to create in those Eligible Persons a proprietary interest in, and a greater concern for, the welfare and success of the Corporation; to encourage Eligible Persons to remain with the Corporation and any Subsidiaries; and to attract new Employees, Executives and Consultants.

2.1.3	This Plan is expected to benefit shareholders by enabling the Corporation to attract and retain personnel of the highest calibre by offering them an opportunity to share in any increase in value of the Shares resulting from their efforts.

Option Agreement	Page 7 of 22

2.2            Shares Reserved and Plan Limits

2.2.1	The number of Shares that may be reserved for issuance under this Plan and under any other Security Based Compensation Arrangements will not exceed, in the aggregate, 35% of the outstanding Shares (on a non-diluted basis) on each Grant Date.

2.2.2	The Corporation will at all times during the term of this Plan reserve and keep available the number of Shares necessary to satisfy the requirements of this Plan.

2.3            Limits on Certain Grants

2.3.1	An Option may only be granted to a Consultant under this Plan if the number of Shares reserved for issuance under that Option, when combined with the number of Shares reserved for issuance under all Options granted within the one-year period before the Grant Date by the Corporation to Consultants, does not exceed, in aggregate, 2% of the outstanding Shares on the Grant Date.

2.3.2	An Option may only be granted to Employees, Executives or Consultants not engaged in Investor Relations Activities under this Plan if the number of Shares reserved for issuance under that Option, when combined with the number of Shares reserved for issuance under all Options granted within the one-year period before the Grant Date by the Corporation to Investor Relations Participants, does not exceed, in aggregate, 1% of the outstanding Shares on the Grant Date.

2.3.3	The total number of Options that may be reserved for issuance and granted to Related Persons (as a group) under this Plan and all other Security Based Compensation Arrangements, in aggregate, will not exceed, at any time, or within any 12-month period, 10% of the issued and outstanding Shares, on a fully diluted basis, as at the date of grant of any Options under this Plan.

2.3.4	The total number of Options that may be reserved for issuance and granted to any Person under this Plan and all other Security Based Compensation Arrangements, in aggregate, will not exceed at any time, or within a 12-month period, 5% of the issued and outstanding Shares, on a fully diluted basis, as at the date of grant of any Options under this Plan.

2.3.5	For the purposes of calculating the limits in this Section 2.3 the number of Shares reserved for issuance under an Option means the number of Shares that were originally reserved for issuance upon the date of grant of the Option (except for the purposes of calculating the limit in Section 2.3.3 and 2.3.4, in which case the number of Shares reserved for issuance means the number of Shares reserved for issuance at the time of the calculation).

2.4            Exercised Options

Any number of Shares that have been issued on the exercise of an Option will again be available for grants under this Plan, and will be considered to be part of the pool of Shares available for Options under this Plan.

Option Agreement	Page 8 of 22

2.5            Expired or Terminated Options

If and to the extent any Option granted under this Plan expires or is terminated without having been exercised in whole or in part, the number of Shares then subject to that Option will be considered to be part of the pool of Shares available for Options under this Plan.

2.6            Non-Exclusivity

Nothing contained in this Plan will prevent the Board from adopting other or additional incentive compensation arrangements, whether Securities Based Compensation Arrangements or otherwise.

2.7            Effective Date

This Plan will be effective as of February 19, 2021

Article 3
ADMINISTRATION OF PLAN

3.1            Administration of the Plan

3.1.1	Subject to the provisions of this Plan, Applicable Laws, and the applicable rules and policies of the Exchange (or any other stock exchange or market on which the Shares are listed), the Board, will have full power and authority to:

3.1.1.1	administer this Plan in accordance with its express terms;

3.1.1.2	determine all questions arising in connection with the administration, interpretation, and application of this Plan;

3.1.1.3	prescribe, amend, and rescind rules and regulations relating to the administration of this Plan; and

3.1.1.4	make all other determinations necessary or advisable for the administration of this Plan.

All determinations made in good faith on the matters referred to in this Section 3.1.1 will be final, conclusive, and binding on the Corporation and the relevant Participant.

3.1.2	Subject to Applicable Laws, and the applicable rules and policies of the Exchange (or any other stock exchange or market on which the Shares are listed), the Board may, by resolution, at any time:

3.1.2.1	delegate any of its powers, rights and obligations under Section 3.1.1 to any committee of the Board; and

3.1.2.2	amend or rescind the delegation of any of its rights, powers and obligations effected under Section 3.1.2.1.

Option Agreement	Page 9 of 22

3.2            Record Keeping

The Corporation will maintain a register in which will be recorded:

3.2.1	with respect to each Option granted to a Participant:

3.2.1.1	the name and address of the Participant;

3.2.1.2	the Grant Date;

3.2.1.3	the number of Shares issuable under the Option as of the Grant Date;

3.2.1.4	the Option Exercise Price;

3.2.1.5	any vesting conditions;

3.2.1.6	the number of Shares issued under the Option (and the dates of issuance); and

3.2.1.7	the Option Expiry Date; and

3.2.2	the aggregate number of Shares subject to Options.

3.3            Adjustments to Options

3.3.1	If any material change in the outstanding Shares occurs by reason of any stock dividend, split, recapitalization, amalgamation, merger, consolidation, combination or exchange of Shares or other similar corporate change, the Board may make any proportionate adjustments to this Plan and any outstanding Options that the Board deems equitable and appropriate to reflect that change. Any adjustment under this Section 3.3.1 will be made in the sole discretion of the Board, and will be conclusive and binding for all purposes of this Plan.

3.3.2	No fractional Shares will be issued on the exercise of an Option. If, as a result of any adjustment as provided in this Section 3.3, a Participant would be entitled to a fractional Share, the Participant will have the right to purchase only the number of full Shares that is calculated under that adjustment, and no payment or other adjustment will be made with respect to that fractional Share.

3.4            Termination of the Plan

The Board may terminate this Plan at any time in its absolute discretion (without shareholder approval). If this Plan is terminated, no further Options will be granted but the Options then outstanding will continue in full force and effect in accordance with the provisions of this Plan, until the time they are exercised or terminated or expire under the terms of this Plan and the applicable Option Agreements.

Option Agreement	Page 10 of 22

3.5            General

The existence of any Option will not affect, in any way, the right or power of the Corporation to:

3.5.1	make or authorize any recapitalization, reorganization or other change in the Corporation’s capital structure or business;

3.5.2	participate in any amalgamation, combination, merger or consolidation;

3.5.3	create or issue any securities or change the rights and conditions attaching to any of its securities;

3.5.4	effect the dissolution or liquidation of the Corporation or any sale or transfer of all or any part of its assets or business; or

3.5.5	effect any other corporate act or proceeding, whether of similar character or otherwise.

3.6            Compliance with Applicable Laws

3.6.1	This Plan, the grant and exercise of Options, the Corporation’s obligation to issue Shares on the exercise of Options, and all other actions taken under this Plan will be subject to Applicable Laws, to the applicable rules and policies of the Exchange (or any other stock exchange or market on which the Shares are listed) and to any approvals by any Governmental Authority that, in the opinion of counsel to the Corporation, are necessary or advisable.

3.6.2	No Option will be granted and no Shares issued under this Plan if that grant or issue would require registration of this Plan or of Shares under the securities laws of any foreign jurisdiction. The Board shall not grant Options to residents of the United States unless such Options and the Shares issuable upon exercise thereof are registered under the U.S. Securities Act or are issued in compliance with an available exemption from the registration requirements of the U.S. Securities Act. Any purported grant of any Option or issue of Shares under this Plan in violation of this Section 3.6.2 will be void.

3.6.3	Shares issued to Participants pursuant to the exercise of Options may be subject to limitations on sale or resale under Applicable Laws.

Article 4
TERMS OF OPTIONS

4.1            Grants

4.1.1	Subject to the provisions of this Plan, the Board will have the authority to grant Options to Eligible Persons, and to determine the terms and conditions applicable to the exercise of those Options, including, for each Option:

4.1.1.1	the number of Shares issuable under the Option;

4.1.1.2	the Option Exercise Price;

4.1.1.3	the Option Expiry Date;

Option Agreement	Page 11 of 22

4.1.1.4	the vesting conditions, if any;

4.1.1.5	the nature and duration of the restrictions, if any, to be imposed on the sale or other disposition of Shares acquired on the exercise of the Option; and

4.1.1.6	the events, if any, that could give rise to a termination or expiry of the Participant’s rights under the Option, and the period in which such a termination or expiry can occur.

4.1.2	Each Option must be confirmed by an Option Agreement executed by the Corporation and by the Participant to whom that Option is granted. Subject to specific variations approved by the Board in respect of any Option, those variations not to be inconsistent with the provisions of this Plan, all terms and conditions set out in this Plan will be incorporated by reference into and form part of each Option Agreement.

4.1.3	If an Option is to be granted to an Employee or a Consultant, the Corporation and the Person to whom that Option is proposed to be granted are responsible for ensuring and confirming that the Person is a bona fide Employee or Consultant.

4.2            Multiple Grants

An Eligible Person may be granted Options on more than one occasion under this Plan and be granted separate Options on any one occasion.

4.3            Option Exercise Price

The Board will set the option exercise price (the “Option Exercise Price”) in respect of each Share issuable under an Option granted to a Participant. The Option Exercise Price will not be less than the fair market value of a Share on the Grant Date and, if the Shares are listed on the Exchange, will be subject to the minimum Option Exercise Price permitted by the Exchange provided that for U.S. Participants, regardless of the minimum Exercise Price permitted by the Exchange, the Option Exercise Price will not be less than the fair market value of a Share on the Grant Date. For the purposes of this Section 4.3, “fair market value” means:

4.3.1	if the Shares are listed on the Exchange, the last closing price of the Shares on the Exchange before the grant of the Option;

4.3.2	if the Shares are not then listed on the Exchange, but are listed on another stock exchange or market, the last closing price of the Shares on the stock exchange or market before the grant of the Option; or

4.3.3	if Sections 4.3.1 and 4.3.2 do not apply, the value of a Share determined by the Board, taking into account any considerations that it determines to be appropriate at the relevant time, and with respect to Options awarded to U.S. Participants, using valuation principles in accordance with Section 409A. .

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4.4            Option Expiry Date

4.4.1	The Board will, on the Grant Date, set the option expiry date (the “Option Expiry Date”) of each Option granted to a Participant. The Option Expiry Date set under this Section 4.4 will be no later than ten years after the Grant Date, and will be subject to earlier expiry in accordance with Section 4.10 and Section 4.11, and later expiry in accordance with Section 4.7.

4.5            Vesting of Options

4.5.1	Subject to Section 4.5.3, and unless accelerated by the Board under Section 4.5.2 or Section 4.11 or otherwise specified in the relevant Option Agreement, an Option will vest and become exercisable as to 1/3 of the Shares issuable under the Option on each of the following dates:

4.5.1.1	the Grant Date;

4.5.1.2	the first anniversary of the Grant Date; and

4.5.1.3	the second anniversary of the Grant Date.

4.5.2	Subject to Section 4.5.3, the Board may, at any time, accelerate the date on which any Option will vest and become exercisable.

4.5.3	An Option granted to an Investor Relations Participant will vest over a period of not less than 12 months from the Grant Date, and as to no more than 1/4 of the Shares issuable under the Option in any three-month period.

4.6            Exercise of Options

4.6.1	An Option will be exercisable until 5:00 p.m. (PST time) on the Option Expiry Date, but only to the extent that it has vested and has not expired or been terminated.

4.6.2	Subject to the provisions of this Plan and the related Option Agreement, an Option may be exercised, in whole or in part, at any time by delivery to the Corporation of a written notice of exercise, substantially in the form of Schedule “A” to Exhibit “A” to this Plan, specifying the number of Shares with respect to which the Option is being exercised and accompanied by payment in full of the Option Exercise Price of the Shares to be purchased. Payment of the Option Exercise Price must be made by cash, bank draft or certified cheque.

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4.7            Blackout Periods

No Option may be exercised during a Blackout Period, if the Participant is then restricted from trading in Shares pursuant to any policy of the Corporation or Applicable Laws. If an Option Expiry Date set under Section 4.4 falls on a date within a Blackout Period or within nine Business Days following the expiration of a Blackout Period, the expiry date for that Option will be automatically extended, without any further act or formality, to that date that is the tenth Business Day after the end of the Blackout Period. This Section 4.7 will not extend any termination or expiry date determined under Section 4.10 or 4.11.

4.8            Amendments to Plan or Options

The Board may amend this Plan or any Option at any time, subject to the requirements of the Exchange (or any other stock exchange or market on which the Shares are listed), including any shareholder approval requirements, provided that:

4.8.1	if an amendment materially impairs an Option or is materially adverse to its holder, the amendment will not take effect in respect of that Option until the consent of the Participant holding the Option has been obtained; and

4.8.2	any reduction in the Option Exercise Price for an Option held by an Insider is subject to the receipt of disinterested shareholder approval.

4.9            Withholding of Tax

4.9.1	The Corporation and any Subsidiary may take reasonable steps for the withholding of any taxes or other source deductions that it is required by Applicable Laws or the requirements of any Governmental Authority to remit in connection with this Plan, any Option or any issuance of Shares upon the exercise of an Option, including:

4.9.1.1	deducting and withholding the amount required to be remitted (the “Remittance Amount”) from any cash remuneration or any other amount payable to a Participant, whether or not related to the Plan, the exercise of any Options or the issue of any Shares;

4.9.1.2	permitting the Participant to make a cash payment to the Corporation equal to the Remittance Amount; or

4.9.1.3	selling, or causing a broker engaged by the Corporation to sell, on behalf of any Participant, that number of Shares issued to the Participant pursuant to an exercise of Options, such that the amount received by the Corporation or Subsidiary from the proceeds of the sale will be sufficient to satisfy the obligation to remit the Remittance Amount (and to fund any commissions payable to the broker and other costs and expenses of the transaction).

4.9.2	Any Shares of a Participant that are sold by the Corporation, or by a broker engaged by the Corporation, to fund a Remittance Amount will be sold as soon as practicable, and, if applicable, in transactions effected on the Exchange on which the Shares are then listed for trading. In effecting the sale of any Shares, the Corporation or the broker will exercise its sole judgment as to the timing and manner of sale and will not be obligated to seek or obtain a minimum price. Neither the Corporation nor the broker will be liable for any loss arising out of any sale of Shares, including any loss relating to the manner or timing of any sale, the prices at which the Shares are sold, or otherwise. In addition, neither the Corporation nor the broker will be liable for any loss arising from a delay in the issuance or sale of any Shares to a Participant. The sale price of Shares sold on behalf of Participants will fluctuate with the market price of the Shares and no assurance can be given that any particular price will be received upon any sale.

Option Agreement	Page 14 of 22

4.10            Termination of Employment or Service

4.10.1	Unless otherwise determined by the Board under Section 4.11 or otherwise specified in the relevant Option Agreement:

4.10.1.1	a Participant immediately ceases to be eligible to receive further grants of Options under this Plan as of the Termination Date or any earlier date determined under Section 4.10.5;

4.10.1.2	any unvested portion of any Option held by a Participant will immediately expire as of the Termination Date; and

4.10.1.3	any vested portion of any Option held by a Participant will expire on the earlier of the Option Expiry Date set by the Board under Section 4.4 (without including any extended expiry terms determined under Section 4.7) and:

4.10.1.3.1	in the case of termination of employment by the Corporation or a Subsidiary without cause, or the failure of a director of the Corporation standing for election to be re-elected, or the failure by the Corporation or a Subsidiary to renew a contract for services at the end of its term, the date that is 90 days after the Termination Date (whether or not that termination, non-reelection or non-renewal is lawful and whether or not it occurs with or without any or adequate reasonable notice, or with or without any or adequate compensation or damages in lieu of that notice);

4.10.1.3.2	in the case of the death of the Participant, the date that is one year after the death;

4.10.1.3.3	in the case of the Disability or Retirement of the Participant, the date that is one year after the Termination Date; and

4.10.1.3.4	in all other cases, the Termination Date,

(the date determined under Sections 4.10.1.3.1 to 4.10.1.3.4, the “Early Expiry Date”). For greater clarity, the Early Expiry Date will be determined without regard to any applicable notice of termination, severance or termination pay, compensation or indemnity in lieu of notice, wrongful or constructive dismissal damages, damages for the failure to provide reasonable notice, period of salary continuation or of deemed employment or of deemed service, or any claim whatsoever by the Participant to any of the foregoing (whether express or implied and whether arising under contract or statute or otherwise at law in any manner).

Option Agreement	Page 15 of 22

4.10.2	Unless otherwise determined by the Board, Options will not be affected by any change of employment or provision of services within or among the Corporation or any Subsidiaries, so long as the Participant continues to be an Eligible Person.

4.10.3	The Early Expiry Date will be determined based on the first of the events described in Sections 4.10.1.3.1 to 4.10.1.3.4 to occur.

4.10.4	Options granted under this Plan are not part of a Participant’s regular employment or consulting compensation.

4.10.5	Unless otherwise determined by the Board, a Participant immediately ceases to be eligible to receive further grants of Options under this Plan effective as of the date that the Corporation or a Subsidiary first provides written notice to the Participant that their employment or service will terminate for any reason whatsoever, even if that written notice is delivered prior to the Termination Date (whether or not that termination is lawful and whether or not it occurs with or without any or adequate reasonable notice, or with or without any or adequate compensation or damages in lieu of that notice); provided that, in the case of termination due to the voluntary resignation or voluntary termination by the Participant, that written notice may not be delivered earlier than the date notice of that voluntary resignation or termination was first given by that Participant.

4.10.6	No value will be attributed to any Options, or any potential grant of Options, as part of any calculation of a Participant’s notice of termination, severance or termination pay, compensation or indemnity in lieu of notice, wrongful or constructive dismissal damages, damages for the failure to provide reasonable notice, or any claim whatsoever by the Participant to any of the foregoing (whether express or implied and whether arising under contract or statute or otherwise at law in any manner).

4.11            Change of Control

4.11.1	Despite any other provision of this Plan or any Option Agreement, in the event of an actual or potential Change of Control Transaction, the Board has the right, in its sole discretion and on the terms it sees fit, without any action or consent required on the part of any Participant, to deal with any Options (or any portion of any Options) in the manner it deems equitable and appropriate in the circumstances, including the right to:

4.11.1.1	determine that any Options (or any portion of any Options) will remain in full force and effect in accordance with their terms after the Change of Control Transaction;

4.11.1.2	cause any Options (or any portion of any Options) to be converted or exchanged for options to acquire shares of another entity involved in the Change of Control Transaction, having the same value and terms and conditions as the Options;

4.11.1.3	accelerate the vesting of any unvested Options;

4.11.1.4	provide Participants with the right to surrender any Options (or any portion of any Options) for an amount per underlying Share equal to the positive difference, if any, between the fair market value of the Share on the date of surrender and the Option Exercise Price; and

4.11.1.5	accelerate the date by which any Options (or any portion of any Options) must be exercised.

4.11.2	The Corporation will use its best efforts to give the affected Participants written notice of any determination made by the Board under Section 4.11.1 at least 14 days before the effective date of the Change of Control Transaction.

Option Agreement	Page 16 of 22

4.12            Transferability

4.12.1	Subject to Section 4.12.2, the Options and all benefits and rights accruing to a Participant in accordance with the terms and conditions of this Plan are not directly or indirectly transferable and cannot be assigned, charged, pledged or hypothecated, or otherwise alienated, by a Participant, whether voluntarily, involuntarily, by operation of law or otherwise.

4.12.2	On a Participant’s death, vested Options, benefits and rights may pass by the Participant’s will or the laws of descent and distribution to the legal representative of the Participant’s estate or any other Person who acquires the Participant’s vested Options by bequest or inheritance. No transfer of a vested Option by will or by the laws of descent and distribution will be effective to bind the Corporation until the Corporation has been furnished with any evidence that the Corporation may deem necessary to establish the validity of the transfer and the acceptance by the transferee of the terms and conditions of this Plan and the relevant Option Agreement.

4.13            Compliance with U.S. Securities Laws

Notwithstanding any provisions contained in the Plan to the contrary and to the extent required by applicable U.S. state corporate laws, U.S. federal and state securities laws, the Code, and the applicable laws of any jurisdiction in which Options are granted under the Plan, the terms attached hereto as Exhibit “B” shall apply to all such Options granted to residents of the State of California, until such time as the Board amends this Section 4.13 or Exhibit “B” or the Board otherwise provides.

Article 5
MISCELLANEOUS PROVISIONS

5.1            No Rights as Shareholder

The holder of an Option will not have any rights as a shareholder of the Corporation with respect to any of the Shares issuable on exercise of that Option until that holder has exercised that Option in accordance with the terms of this Plan and has been issued the Shares.

Option Agreement	Page 17 of 22

5.2            No Employment Rights

Nothing in this Plan or any Option will confer on a Participant any right to continue in the employment or service of the Corporation or any Subsidiary or affect in any way the right of the Corporation or any Subsidiary to terminate the Participant’s employment or service at any time; nor will anything in this Plan or any Option be deemed or construed to constitute an agreement, or an expression of intent, on the part of the Corporation or any Subsidiary to extend the employment or service of any Participant beyond the date on which the Participant’s relationship with the Corporation or any Subsidiary would otherwise be terminated due to Retirement or pursuant to the provisions of any employment, consulting or other contract for services with the Corporation or any Subsidiary.

5.3            No Undertaking or Representation

The Participants, by participating in this Plan, will be deemed to have accepted all risks associated with acquiring Shares pursuant to this Plan. Each Participant acknowledges that the Shares are subject to, and may be required to be held indefinitely under, applicable securities laws. The Corporation and the Subsidiaries make no undertaking, representation, warranty or guarantee as to the future value or price, or as to the listing on any stock exchange or other market, of any Shares issued under this Plan, and will not be liable to any Participant for any loss resulting from that Participant’s participation in this Plan or as a result of the amendment, suspension or termination of this Plan or any Option in accordance with its terms. The Corporation’s exercise of its rights of amendment, suspension or termination of this Plan or any Option in accordance with its terms will not constitute (i) a breach of any Participant’s employment, consulting or other contract for services with the Corporation or any Subsidiary, or (ii) grounds for any Participant to claim constructive dismissal or constructive termination.

5.4            Notices

All written notices to be given by a Participant to the Corporation will be delivered personally or by registered mail, postage prepaid, to the registered office address of the Corporation.

Any notice given by a Participant pursuant to the terms of an Option will not be effective until actually received by the Corporation at the above address.

5.5            Further Assurances

Each Participant will, when requested to do so by the Corporation, sign and deliver all documents relating to the granting or exercise of Options deemed necessary or desirable by the Corporation. Each Participant will provide the Corporation with all information (including personal information) that is necessary for the administration of this Plan, and each Participant consents to the collection, use and disclosure of information by the Corporation necessary for the administration of this Plan.

Option Agreement	Page 18 of 22

5.6            Submission to Jurisdiction

Without prejudice to the ability of the Corporation or any Participant to enforce this Plan or any Option Agreement in any other proper jurisdiction, the Corporation and each Participant irrevocably and unconditionally submits and attorns to the non-exclusive jurisdiction of the courts of the Province of Saskatchewan to determine all issues, whether at law or in equity, arising from this Plan and each Option Agreement. To the extent permitted by Applicable Laws, the Corporation and each Participant:

5.6.1	irrevocably waives any objection, including any claim of inconvenient forum, that it may now or in the future have to the venue of any legal proceeding arising out of or relating to this Plan or any Option Agreement in the courts of that Province, or that the subject matter of this Plan or any Option Agreement may not be enforced in those courts;

5.6.2	irrevocably agrees not to seek, and waives any right to, judicial review by any court that may be called on to enforce the judgment of the courts referred to in this Section 5.6, of the substantive merits of any suit, action or proceeding; and

5.6.3	to the extent the Corporation or any Participant has or may acquire any immunity from the jurisdiction of any court or from any legal process, whether through service or notice, attachment before judgment, attachment in aid of execution, execution or otherwise, with respect to itself or its property, that Person irrevocably waives that immunity in respect of its obligations under this Plan and any Option Agreement.

Option Agreement	Page 19 of 22

Exhibit “A”

TO STOCK OPTION PLAN

ABOVE FOOD CORP.
OPTION AGREEMENT

THIS AGREEMENT is dated as of [ ● ] (Insert the Grant Date.) between Above Food Corp. (the “Corporation”) and [ ● ] (Insert the name of the Participant.) (the “Participant”).

CONTEXT:

A.	The Corporation has a stock option plan with an effective date of [ ● ] (as it may be amended at any time in accordance with its terms, the “Plan”). A copy of the Plan in effect on the date of this agreement has been (or is concurrently being) provided to the Participant.

B.	The board of directors of the Corporation has authorized the granting to the Participant of an option under the Plan, having the terms set out in this agreement (the “Option”).

THEREFORE, the parties agree as follows:

1.	The Plan. The Participant agrees to be bound by the terms of the Plan (which may be amended). The terms and conditions of the Plan are deemed to be incorporated into and to form a part of this agreement. In the event of any inconsistency between the terms of the Plan and the terms of this agreement, the terms of the Plan will prevail.

2.	Grant of Option. The Corporation grants, and the Participant accepts, the Option to purchase [ ● ] common shares in the capital of the Corporation (the “Shares”).

3.	Exercise Price. The exercise price under the Option is $ [ ● ] per Share.

4.	Vesting. The Option will vest and become exercisable as follows:

Number of Shares	Vesting Date

[ ● ]	[ ● ]

[ ● ]	[ ● ]

5.	Exercise of Vested Option. The Option may be exercised, in whole or in part, at any time up to and including 5:00 p.m. (PST time) on [ ● ], but only to the extent that it has vested and has not expired or been terminated. To exercise the Option, in whole or in part, all conditions for exercise under the Plan must have been met, and the Participant must deliver to the Corporation a written notice of exercise, substantially in the form of Schedule “A” to this agreement, accompanied by payment in full of the exercise price of the Shares to be purchased. Payment of the exercise price must be made by cash, bank draft or certified cheque.

Option Agreement	Page 20 of 22

6.	Effect of Termination. The expiry of the Option will be accelerated if the Participant ceases to be an Employee, Executive or Consultant (each as defined in the Plan), as set out in further detail in section 4.10 of the Plan.

Participant initials	I have read, and I understand, section 6 above and section 4.10 of the Plan.

7.	Withholding Taxes. The Corporation may take reasonable steps for the withholding of any taxes or other source deductions that it is required to remit in connection with the Option or any issuance of Shares upon the exercise of the Option, as described in more detail in the Plan.

Participant initials	I have read, and I understand, section 7 above and section 4.9 of the Plan.

8.	Transferability. The Participant will not, directly or indirectly, transfer or assign the Option, except as expressly permitted in the Plan.

Participant initials	I have read, and I understand, section 8 above and section 4.12 of the Plan.

9.	Rights of Participant. The Participant will not have any rights as a shareholder of the Corporation with respect to any of the Shares issuable on exercise of the Option until the Participant has exercised the Option in accordance with the terms of the Plan and has been issued the Shares. Nothing in the Plan or this agreement will confer on the Participant any right to continue in the employment or service of the Corporation or any Subsidiary (as defined in the Plan) or affect in any way the right of the Corporation or any Subsidiary to terminate the Participant’s employment or service at any time.

Participant initials	I have read, and I understand, section 9 above and sections 5.1 and 5.2 of the Plan.

10.	Participant Acknowledgement, Representation and Waiver.

Participant initials	I understand that the Corporation is relying on my acknowledgement, representation and waiver in this section 10 in granting the Option to me under this agreement.

Participant initials	Before accepting this agreement, I have had the opportunity to receive independent legal advice from my own counsel with respect to the terms of the Plan and this agreement, and I understand the risks associated with acquiring Shares pursuant to the Plan.

Participant initials	I represent that the provisions of the Plan and this agreement that impose limitations and forfeiture consequences in relation to the termination for any reason whatsoever of my status as an Eligible Person have been adequately brought to my attention, and I have read and understood them.

Participant initials	Accordingly, I waive irrevocably any right I may have to assert that the terms of the Plan and this agreement should not be binding on me because they were not brought to my attention, were not read by me, or were not understood by me, even if, before signing this agreement and despite my representation to the contrary, I did not in fact fully read and understand the Plan and this agreement.

Option Agreement	Page 21 of 22

11.	U.S. Securities Restrictions. The Participant acknowledges and agrees that the Options and any Shares that may be issued by the Corporation pursuant to the exercise of the Options have not been registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) or the securities laws of any state of the United States. The Options and the Shares may not be offered or sold, directly or indirectly, in the United States except pursuant to registration under the U.S. Securities Act and the securities laws of all applicable states or available exemptions therefrom, and the Corporation has no obligation or present intention of filing a registration statement under the U.S. Securities Act in respect of any of the Options or the Shares. The Participant further acknowledges and covenants that if it is a U.S. person, or was present in the United States at the time it was granted the Options or at the time it executed and delivered this Option Agreement, the U.S. Participant Supplement annexed hereto as Schedule “B” will be deemed to be incorporated by reference into and form a part of this Option Agreement. “U.S. person” and “United States” are as defined in Regulation S under the U.S. Securities Act.

12.	Enurement. This agreement enures to the benefit of and is binding upon the parties and their respective heirs, successors, assigns and representatives.

13.	Governing Law. This agreement is governed by, and is to be construed and interpreted in accordance with, the laws of the Province of Saskatchewan and the laws of Canada applicable in that Province.

14.	Time of Essence. Time is of the essence in all respects of this agreement.

15.	Counterparts. This agreement may be executed and delivered by the parties in one or more counterparts, each of which will be an original, and those counterparts will together constitute one and the same instrument.

16.	Electronic Signatures. Delivery of this agreement by facsimile, e-mail or other functionally equivalent electronic means of transmission constitutes valid and effective delivery.

Option Agreement	Page 22 of 22

Each of the parties has executed and delivered this agreement as of the date noted at the beginning of this agreement.

Above Food Corp.

by:
	Name:	[ ● ] (Insert name of the Participant.)
Title:

Schedule “A”
TO OPTION AGREEMENT

ABOVE FOOD CORP.
STOCK OPTION PLAN
NOTICE OF EXERCISE

TO:	Above Food Corp. (the “Corporation”)

DATE:

RE:	Stock Option Plan (the “Plan”)

I refer to the option (the “Option”) granted to me under the Plan and evidenced by an option agreement dated                                    , 20    , under which I was granted, subject to the terms of that option agreement, an option to subscribe for common shares in the capital of the Corporation (the “Shares”).

I subscribe for                 Shares under the Option at $                              per Share, payment for which in the aggregate amount of $                                    accompanies this subscription.

Will you please cause those Shares to be registered as follows:

(Insert full name and address of purchaser including postal code.)

If I am a U.S. person, or was present in the United States at the time I was offered the Option or at the time I signed the option agreement, the U.S. Participant Supplement annexed to the option agreement as Schedule “B” will be deemed to be incorporated by reference into and form a part of this Notice of Exercise and I acknowledge and agree that the certificate representing the Shares will bear, in accordance with the terms of the U.S. Participant Supplement, a legend restricting transfer without registration under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) and applicable state securities laws unless an exemption from such registration is available. “U.S. person” and “United States” are as defined in Regulation S under the U.S. Securities Act.

Signed,

(Signature)

(Name)

Schedule “B”
TO OPTION AGREEMENT

ABOVE FOOD CORP.
STOCK OPTION PLAN
U.S. PARTICIPANT SUPPLEMENT

If the Participant is a U.S. person, or was present in the United States at the time the Eligible Person was offered the Option or at the time the Participant executed the Option Agreement (the “U.S. Optionholder”), the U.S. Optionholder acknowledges and agrees that:

1.	The Option and any Shares that may be issued by the Corporation in respect of vested Option pursuant to the Plan have not been and will not be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and the issuance hereby is being made pursuant to an exemption from the registration requirements of the U.S. Securities Act and similar exemptions under applicable state securities laws. Accordingly, the Option is, and, upon issuance, the Shares will be, “restricted securities” as such term is defined in Rule 144 under the U.S. Securities Act, and, therefore may not be offered or sold by the U.S. Optionholder, directly or indirectly, without registration under the U.S. Securities Act and applicable state securities laws or in compliance with an available exemption therefrom. The U.S. Optionholder understands that the certificate(s) representing the Option and any Shares issued in respect of vested Option pursuant to the Plan will contain a legend in respect of such restrictions as set out in Section 3 below.

2.	The U.S. Optionholder understands that if the U.S. Optionholder decides to offer, sell or otherwise transfer any of the Options or the Shares, the U.S. Optionholder may not offer, sell or otherwise transfer any of such securities directly or indirectly, unless:

a.	the sale is to the Corporation;

b.	the sale is made outside the United States in a transaction meeting the requirements of Rule 904 of Regulation S under the U.S. Securities Act (“Regulation S”) and in compliance with applicable local laws and regulations;

c.	the sale is made in compliance with the exemption from the registration requirements under the U.S. Securities Act provided by Rule 144 thereunder, if available, and in accordance with applicable state securities laws; or

d.	the securities are sold in a transaction that does not require registration under the U.S. Securities Act or any applicable state laws and regulations governing the offer and sale of securities, and the U.S. Optionholder has prior to such sale furnished to the Corporation an opinion of counsel or other evidence of exemption, in either case reasonably satisfactory to the Corporation.

3.	The certificate(s) representing the Option and the Shares, if any, that are issued by the Corporation and all certificate(s) issued in exchange therefor or in substitution thereof, will be endorsed with the following or a similar legend until such time as it is no longer required under the applicable requirements of the U.S. Securities Act or applicable state securities laws:

“THE SECURITIES REPRESENTED HEREBY [for Options, add: AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF] HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR UNDER ANY STATE SECURITIES LAWS, AND MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) TO ABOVE FOOD CORP. (THE “CORPORATION”), (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, (C) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY (i) RULE 144 OR (ii) 144A UNDER THE U.S. SECURITIES ACT, IF AVAILABLE, AND IN COMPLIANCE WITH APPLICABLE U.S. STATE SECURITIES LAWS, OR (D) IN COMPLIANCE WITH ANOTHER EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, PROVIDED THAT IN THE CASE OF TRANSFERS PURSUANT TO (C)(i) OR (D) ABOVE, A LEGAL OPINION REASONABLY SATISFACTORY TO THE CORPORATION MUST FIRST BE PROVIDED TO THE CORPORATION OR THE CORPORATION’S TRANSFER AGENT, AS APPLICABLE, TO THE EFFECT THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.”

provided, that if the Option or such Shares are being sold outside the United States in compliance with the requirements of Rule 904 of Regulation S, the legend set forth above may be removed by providing an executed declaration to the registrar and transfer agent of the Corporation, substantially in the form attached as Exhibit I hereto (or in such other form as the Corporation or its transfer agent may prescribe from time to time) and, if requested by the Corporation or the transfer agent, an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Corporation and the transfer agent to the effect that such sale is being made in compliance with Rule 904 of Regulation S; provided, further, that, if any Option or such Shares are being sold otherwise than in accordance with Regulation S and other than to the Corporation, the legend may be removed by delivery to the Corporation and its registrar and transfer agent of an opinion of counsel, of recognized standing reasonably satisfactory to the Corporation, that such legend is no longer required under applicable requirements of the U.S. Securities Act or state securities laws.

4.	The U.S. Optionholder did not acquire the Option and will not be acquiring any Shares that may be issued by the Corporation as a result of general solicitation or general advertising as those terms are used in Regulation D under the U.S. Securities Act.

5.	If the U.S. Optionholder is resident in the State of California on the effective date of the grant of the Option, then, in addition to the terms and conditions contained in the Plan and in this U.S. Participant Supplement, the undersigned acknowledges that the Corporation, as a reporting issuer under the securities legislation in certain Provinces of Canada, is required to publicly file with the securities regulators in those jurisdictions continuous disclosure documents, including audited annual financial statements and unaudited quarterly financial statements (collectively, the “Financial Statements”). Such filings are available on the System for Electronic Document Analysis and Retrieval (SEDAR), and documents filed on SEDAR may be viewed under the Corporation’s profile at the following website address: www.sedar.com. Copies of Financial Statements will be made available to the undersigned by the Corporation upon such U.S. Optionholder’s request.

EXHIBIT I TO SCHEDULE “B”
TO OPTION AGREEMENT

ABOVE FOOD CORP.
STOCK OPTION PLAN
FORM OF DECLARATION FOR REMOVAL OF U.S. LEGEND

TO:	Above Food Corp. (the “Corporation”)
AND TO:	Odyssey Transfer Inc.

The undersigned acknowledges that the undersigned’s sale of the                                     of the Corporation represented by certificate or account number                                     to which this declaration relates is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) and certifies that (a) the undersigned is either not an affiliate of the Corporation as that term is defined in Rule 405 of the U.S. Securities Act or is an affiliate as so defined solely by virtue of holding his position as an officer or director, (b) the offer of such common shares was not made to a person in the United States and either (i) at the time the buy order was originated, the buyer was outside the United States or the undersigned and any person acting on the undersigned’s behalf reasonably believed that the buyer was outside the United States or (ii) the transaction was executed in, on or through the facilities of a “designated offshore securities market” (as such term is defined in Regulation S under the U.S. Securities Act) and neither the undersigned nor any person acting on the undersigned’s behalf knows that the transaction has been prearranged with a buyer in the United States, (c) neither the undersigned nor any affiliate of the undersigned nor any person acting on any of their behalf has engaged or will engage in any directed selling efforts in the United States in connection with the offer and sale of such common shares, (d) the sale is bona fide and not for the purpose of “washing off” the resale restrictions imposed because the common shares are “restricted securities” (as such term is defined in Rule 144(a)(3) under the U.S. Securities Act), (e) the undersigned does not intend to replace the common shares sold in reliance on Rule 904 of the U.S. Securities Act with fungible unrestricted securities and (f) the sale is not a transaction, or part of a series of transactions which, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the U.S. Securities Act. Terms used herein have the meanings given to them by Regulation S.

Dated:
Name of Seller (Print)

Signature of Seller

Affirmation By Seller’s Broker-Dealer (required for sales in accordance with Section (b)(ii) above)

We have read the foregoing representations of our customer,                                    (the “Seller”) dated                                    , with regard to our sale, for such Seller’s account, of the securities of the Corporation described therein, and on behalf of ourselves we certify and affirm that (A) we have no knowledge that the transaction had been prearranged with a buyer in the United States, (B) the transaction was executed on or through the facilities of a “designated offshore securities market”, (C) neither we, nor any person acting on our behalf, engaged in any directed selling efforts in connection with the offer and sale of such securities, and (D) no selling concession, fee or other remuneration is being paid to us in connection with this offer and sale other than the usual and customary broker’s commission that would be received by a person executing such transaction as agent. Terms used herein have the meanings given to them by Regulation S under the U.S. Securities Act.

Name of Firm

By:
Authorized officer

Date:

Exhibit “B”
TO STOCK OPTION PLAN

ABOVE FOOD CORP.
CALIFORNIA PARTICIPANT SUPPLEMENT

Notwithstanding any provisions contained in the Plan to the contrary and to the extent required by applicable U.S. state corporate laws, U.S. federal and state securities laws, the Code, and the applicable laws of any jurisdiction in which Options are granted under the Plan, the terms below shall apply to all such Options granted to residents of the State of California (the “California Participants”), until such time as the Board amends this Exhibit “B” or the Board otherwise provides. Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Plan.

(i)	The term of each Option shall be stated in an Option Agreement between the Eligible Person and the Corporation, provided, however, that the term shall be no more than ten years from the date of grant thereof.

(ii)	Unless determined otherwise by the Board, Options may not be sold, pledged, assigned, hypothecated, or otherwise transferred in any manner other than by will or by the laws of descent and distribution, and may be exercised, during the lifetime of the Eligible Person, only by the Eligible Person. If the Board makes an Option transferable, such Option may only be transferred (A) by will, (B) by the laws of descent and distribution, (C) to a revocable trust, or (D) as permitted by Rule 701 of the U.S. Securities Act.

(iii)	Unless a California Participant’s employment is terminated for cause as defined by applicable law, the terms of the Plan or the Option Agreement, the right to exercise an Option awarded under the Plan in the event of termination of employment continues until the earlier of: (1) the expiration date set forth in the applicable Option Agreement, or (2) (A) if termination was caused by death or Permanent Disability, at least six months from the date of termination, and (B) if termination was caused other than by death or Permanent Disability, at least thirty days from the date of termination. For purposes of this Section (iii), “Permanent Disability” shall mean the inability of the California Participant, in the opinion of a qualified physician acceptable to the Corporation, to perform the major duties of the California Participant’s position with the Corporation because of the sickness or injury of the California Participant.

Stock Option Plan	Page 2 of 2

(iv)	No Option shall be granted to a resident of California more than ten years after the earlier of the date of adoption of the Plan or the date the Plan is approved by the shareholders of the Corporation.

(v)	In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spinoff, combination, repurchase, or exchange of Shares or other securities of the Corporation, or other change in the corporate structure of the Corporation affecting the Shares occurs, the Board, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding vested Option; provided, however, that the Board will make such adjustments to an Option required by Section 25102(o) of the California Corporations Code to the extent the Corporation is relying upon the exemption afforded thereby with respect to the Option.

(vi)	The Corporation shall furnish summary financial information (audited or unaudited) of the Corporation’s financial condition and results of operations, consistent with the requirements of applicable law, at least annually to each Eligible Person in California during the period such Eligible Person has one or more Option outstanding, and in the case of an individual who acquired Shares pursuant to the Plan, during the period such Eligible Person owns such Shares; provided, however, the Corporation shall not be required to provide such information if (i) the issuance is limited to key Persons whose duties in connection with the Corporation assure their access to equivalent information or (ii) the Plan or any agreement complies with all conditions of Rule 701 of the U.S. Securities Act; provided that for purposes of determining such compliance, any registered domestic partner shall be considered a “family member” as that term is defined in Rule 701 of the U.S. Securities Act.